Exhibit 32.2

CERTIFICATE PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Network 1 Financial Group, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William R. Hunt, Jr., Acting Chief Financial Officer hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ William R. Hunt, Jr.
William R. Hunt, Jr.
Acting Chief Financial Officer
February 21, 2012